UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2022

Compass, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40291	30-0751604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Fifth Avenue, 3rd Floor New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 913-9058
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.00001 par value per share	COMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.
On September 20, 2022, Compass, Inc. (the “Company”) took significant action towards achieving a non-GAAP operating expense level in 2023 of $1.05 billion to $1.15 billion with a workforce reduction (“Workforce Reduction”) as part of the Company’s cost reduction efforts previously highlighted on the Company’s August 15, 2022 earnings call. The Workforce Reduction is separate from and in addition to the strategic actions that were reported on the Company’s Form 8-K dated June 14, 2022.

The Company believes it is in a position to reduce its go forward investment in technology given the maturity of the Company’s technology platform. As a result, a significant portion of the Workforce Reduction involves reductions in headcount on the Company’s product and engineering team.

The Company currently estimates that as a result of the Workforce Reduction and non-material workforce reduction actions taken since the time the Company filed its June 14, 2022 Form 8-K (the “Non-Material Actions”), it will incur a pre-tax cash charge of approximately $23 million to $26 million for severance and other termination benefits for employees whose roles were or are being eliminated during the quarter ending September 30, 2022. The charge that the Company expects to incur in connection with the Workforce Reduction and the Non-Material Actions is subject to a number of assumptions, and actual expenses and results may differ materially from the Company’s estimates disclosed above.

This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the expected costs associated with the Workforce Reduction and the Non-Material Actions referenced here. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the Workforce Reduction and the Non-Material Actions. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”), and the Company’s subsequent quarterly and current reports filed with the SEC. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in its expectations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS, INC.

Date: September 20, 2022	By:	/s/ Brad Serwin
Brad Serwin
General Counsel and Corporate Secretary